SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 11, 2012
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 1.01 – Entry into a Material Definitive Agreement

On March 11, 2012, HOMI Industries Ltd (“HOMI Industries”), which is a wholly owned subsidiary of Hotel Outsource Management International, Inc. (“HOMI”), entered into a loan agreement with Globetrip Ltd. (“Lender”), a company of which Daniel Cohen, HOMI’s President, owns 45.45%.  Pursuant to this agreement, Lender agreed to loan to HOMI Industries the sum of $90,000. The agreement was dated February 7, 2012, but the signing process was not completed until March 11, 2012.

HOMI owns a turnkey computerized minibar system, including 192 used HOMI® 330/336 computerized minibars, 96 used Bartech™ computerized minibars (collectively, “Units”), a central unit and a license to HOMI® software (the “Minibar System”), of which the 96 Bartech™ Units are already installed and operational at the Carlton Tel-Aviv Hotel (the “Hotel”) and the 192 HOMI® Units are scheduled to be installed at the Hotel between May and September 2012, and which HOMI’s affiliate, HOMI Israel Ltd (the “Affiliate”), which is under common control as HOMI, has undertaken to operate under an outsource operation agreement which was signed and entered into between the Affiliate and the Hotel, dated as of Feb. 2, 2012 (the “Outsource Operation”).

HOMI Industries will make monthly payments to Lender towards repayment of the Loan, commencing April 1, 2012. These payments (“Monthly Repayments”) will not be in a fixed amount. The amount of each Monthly Repayment will be computed on the basis of HOMI’s Affiliate’s revenues from the Outsource Operation. HOMI’s Affiliate shall invoice the Hotel for the full amount of the net revenues from the Outsource Operation (“Net Revenues”).  From the sum equal to the Net Revenues, HOMI Industries will deduct (a) the cost of goods to be sold via the Minibar System; (b) labor costs; (c) a maintenance fee of the equivalent of $0.06 per minibar per day; and (d) a management fee of 8% of Net Revenues (collectively, “Operational Payments”).

On a monthly basis during a period commencing as of 1 April 2012 and ending as of 30 September 2016, HOMI will pay to Lender a sum equal to 60% of the entire amount by which Net Revenues from Hotel shall exceed Operational Payments, if at all, towards repayment of the Loan, and, commencing 1 October 2012, in any event no less than $2,000 per month.

During a period commencing as of 1 October 2016 and ending as of 30 September 2019, HOMI will pay to Lender a sum equal to 50% of the entire amount by which Net Revenues from Hotel shall exceed Operational Payments, if at all, towards repayment of the Loan, but with no guaranteed monthly minimum payment; if Net Revenues from Hotel, as collected by HOMI’s Affiliate, do not exceed Operational Payments, then no payment will be made to Lender for that month.

HOMI shall effect the aforementioned payments to Lender until 30 September 2019, at which time the Loan shall be deemed repaid in full. Initially, all payments made to Lender shall go towards repayment of the principal of the Loan. If and when the aggregate total of such repayments exceeds the principal of the Loan, such repayments shall be deemed interest on the Loan.

If the Outsource Operation is terminated before 30 September 2019 and the Minibar System removed from the Hotel, then HOMI will, at its own cost, reinstall the Minibar System at one or more other hotels at which the Minibar System will have equivalent revenue earning capacity as in the Hotel, as soon as possible and in any event within 3 months of its removal from the Hotel.

If reinstallation was not performed within said 3 months, then HOMI shall be obliged, at any time during the following 3 months, to transfer the rights granted to Lender under the agreement to a similar minibar system owned by HOMI Industries or one if its affiliates, instead of the initial Minibar System, and Monthly Repayments will be computed in relation to the replacement minibar system.

HOMI Industries has previously entered into similar agreements with Lender and intends to enter into similar agreements with other third parties in the future.

 Item 9.01 –                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.01	Loan Agreement between HOMI Industries Ltd and Globetrip Ltd, dated February 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Hotel Outsource Management International, Inc.

March 12, 2012		Hotel Outsource Management International, Inc.

	By:	/s/ Jacob Ronnel
	Name:	Jacob Ronnel
	Title:	Chief Executive Officer

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Exhibit Index

Exhibit No.	Description of Exhibit

10.01	Loan Agreement between HOMI Industries Ltd and Globetrip Ltd, dated February 7, 2012

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